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                                                                       EXHIBIT 3




                             MULTIMEDIA GAMES, INC.

                                CLASS A WARRANTS

                  WARRANT CERTIFICATE TO ACQUIRE COMMON STOCK,
                   $.01  PAR VALUE, OF MULTIMEDIA GAMES, INC.

                          VOID AFTER NOVEMBER 12, 2001

                 THIS WARRANT IS REDEEMABLE AS PROVIDED HEREIN


THIS CERTIFIES THAT



or registered assigns, has the right to purchase at any time after November 7, 1997(the "Exercise Date") and on or before the close of business on November 12, 2001, (the "Expiration Date"), one fully paid and non-assessable share of Common Stock, $.01 par value (the "Common Stock"), of MULTIMEDIA GAMES, INC., a Texas corporation (hereinafter called the "Company"), for each Warrant represented hereby, upon payment therefor in cash at the rate initially of $8.00 per share of such Common Stock (the "Exercise Price") subject to the adjustments, terms and conditions herein and in the Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant Agent (as the same may from time to time be amended, the "Warrant Agreement"). If at any time no other Warrant Agent is acting for the Company, the Company shall be deemed the Warrant Agent.

         This Warrant Certificate is issued pursuant to the terms and provisions of the Warrant Agreement and each holder of a Warrant is entitled to the benefits thereof. The Warrant Agreement provides, among other things, for adjustment of the Exercise Price and the
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number of shares of Common Stock issuable upon exercise of this Warrant
Certificate in certain events, including the issuance of Common Stock as a stock dividend; sub-divisions, combinations and reclassifications of the Common Stock; the distribution to all holders of Common Stock of evidences of indebtedness, assets (excluding cash dividends or other distributions) or rights to subscribe other than those mentioned above; and certain mergers, consolidations and sales of substantially all the assets of the Company. Upon each such adjustment, notice thereof will be given by filing a statement thereof with the Warrant Agent and by mailing a copy of such notice to all registered holders of Warrant Certificates.

         No fractional shares of Common Stock will be issued upon the exercise of a Warrant; instead, the Warrant holder will be entitled to receive cash for such fractional interest at current market value.

         The Warrants are redeemable by the Company, in whole or in part, on not less than 30 days' prior written notice at a redemption price of $.10 per Warrant (the "redemption price") at any time after November 7, 1997 (the "Redemption Date"); provided that, (i) the closing bid quotation price of the Common Stock for the 20 consecutive trading days ending not later than the seventh day prior to the day on which the Company gives notice of redemption has been at least 150% of the then effective Exercise Price per share, and (ii) the Warrants and the Warrant Shares are subject to an effective registration statement under the Securities Act of 1933, as amended, (the "Act") at the time a notice of redemption is given and at all times thereafter through the date fixed for redemption; provided further that, the condition referred to in clause (ii) shall be deemed satisfied if the holder was afforded the right and opportunity to include the Warrants and the Warrant Shares in any such registration statement and declined to do so. On and after the date fixed for redemption and stated in such notice, each holder of the Warrants called for redemption shall surrender the Warrant Certificate evidencing such Warrants to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and if on or before the date fixed for redemption, funds necessary for the redemption shall be available therefor, then, notwithstanding that the Warrant Certificates evidencing any Warrants so called for





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redemption shall not have been surrendered, all rights with respect to the
Warrants so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of the Warrant Certificates therefor. Holders of the Warrant shall have the right to exercise the Warrants for the purchase of Warrant Shares until the close of business on the date fixed for redemption.

         Each Warrant represented hereby may be exercised by presentation and surrender of this Certificate at the office of the Warrant Agent, with the Form of Exercise on the reverse hereof duly executed, accompanied by payment for the shares of Common Stock purchased and, if required, with the Form of Assignment on the reverse hereof or a separate instrument of transfer duly executed with signature guaranteed. In the event that the number of Warrants so exercised is less than the total number of Warrants represented hereby, there will be issued to the person so exercising the Warrants, or his registered assigns, a new Warrant Certificate representing the number of Warrants not exercised.

         In the event of the liquidation, dissolution or winding-up of the Company, in cases where the property to be distributed to the holders of Common Stock of the Company consists principally of other than securities of another entity which shall have purchased all or substantially all of the Company's assets, the right to exercise Warrants shall terminate at the close of business on the fourth full business day before the earliest date fixed for the payment of any amount distributable on the Common Stock of the Company; provided that, at least 45 days prior thereto, notice of such payment date shall have been given by the Warrant Agent in writing to all registered holders of Warrant Certificates. Warrants shall terminate and shall be of no further force and effect at such close of business on such date.

         Holders of Warrant Certificates, as such holders, shall have no voting or any other rights of a stockholder of the Company, shall have no right, other than the right evidenced thereby, to purchase or receive Common Stock of the Company, shall not be entitled to subscribe to or purchase any additional or increased stock of the Company of any class, whether now or hereafter authorized, or obligations convertible into any class or classes of stock, or stock of any class convertible into stock of any other





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class or classes, or obligations, stock or other securities carrying warrants or rights to subscribe to stock of the Company of any class or classes, whether now or hereafter authorized.

         This Warrant Certificate is transferable by the registered holder in person or by his duly authorized attorney on the books of the Company at the office of the Warrant Agent upon surrender of this Certificate with the Form of Assignment on the reverse hereof duly endorsed or with other appropriate instruments of transfer duly endorsed with signature guaranteed and payment of any transfer taxes or other governmental charges in connection with such transfer.

         This Warrant Certificate is exchangeable for Warrant Certificates of different denominations at the office of the Warrant Agent upon surrender of this Certificate, duly endorsed or with appropriate instruments of transfer. Warrant Certificates issued upon transfers and exchanges shall be issued only for full Warrants or an integral multiple thereof. Warrant Certificates which are transferred shall be canceled.

         This Warrant is not valid unless countersigned by the Warrant Agent.

         Unless sooner terminated as provided herein upon exercise or upon liquidation, dissolution or winding-up of the Company, the purchase rights under the Warrants shall terminate on the Expiration Date and thereafter the Warrants represented by this Certificate shall be of no further force and effect.





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         WITNESS the facsimile signature of the proper officer of the Company and its facsimile seal.

         Dated:



                                        MULTIMEDIA GAMES, INC.




                                        By:
                                           ------------------------------------
                                           Authorized Officer


ATTEST:



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Secretary





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                     [FORM OF REVERSE SIDE OF CERTIFICATE]

                                FORM OF EXERCISE



   The undersigned hereby irrevocably exercises _____ Warrants to subscribe for and purchase shares of Common Stock of the within named Company evidenced by this Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.


DATED:
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Instructions for Registration of stock


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Name (please print)


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Social Security or Other identifying Number;


ADDRESS:



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Street



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City, State and Zip Code





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                               FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
             holder desires to transfer the Warrant Certificate)



         FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto


                 (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______, Attorney, to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.


Dated:                                  Signature:



                                        (Signature must conform in all respects
                                        to name of the holder as specified in
                                        the face of the Warrant certificate)




                                        ---------------------------------------
                                        Social Security or Tax I.D. No.





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